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                                                                    EXHIBIT 99.3


     PLEASE SIGN, DATE AND MAIL THIS VOTING DIRECTION CARD PROMPTLY IN THE
           ENVELOPE PROVIDED AFTER DETACHING AT THE PERFORATION BELOW

           THE EMPLOYEE OWNERSHIP PLAN AND THE 401(K) PARTNERSHIP OF
                     THE READER'S DIGEST ASSOCIATION, INC.

                 CONFIDENTIAL VOTING DIRECTION TO THE TRUSTEE,
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     I hereby direct State Street Bank and Trust Company, as Trustee under The
Employee Ownership Plan and The 401(k) Partnership of The Reader's Digest
Association, Inc., to vote as directed on the reverse side my proportionate interest in the shares of Class B Voting Common Stock of THE READER'S DIGEST
ASSOCIATION, INC. held in the Stock Fund under that Plan at the Special Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held August 14,
2002, and at any adjournments thereof, on the proposals as described in the notice of meeting and proxy statement/prospectus.


                   (Please note any change of address below.)

                                                                      xxx-xx-xxx


[NAME AND ADDRESS]Proportionate interest in shares-xxx.xx shares of a total of shares of Class B Voting Common Stock in the Stock
                  Fund


             TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.
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                                                                   July   , 2002



TO PARTICIPANTS IN THE EMPLOYEE OWNERSHIP PLAN AND THE 401(k) PARTNERSHIP OF THE
READER'S DIGEST ASSOCIATION, INC.:



Enclosed herewith is a copy of the Notice of Special Meeting of Stockholders of The Reader's Digest Association, Inc., the related Proxy Statement/Prospectus and a Voting Direction Card. As a participant in The Employee Ownership Plan and
The 401(k) Partnership of The Reader's Digest Association, Inc. (the "Plan"), you are entitled to direct State Street Bank and Trust Company, as Trustee under the Plan, as to how to vote the shares representing your proportionate interest in the Plan's Stock Fund on the record date.



We will vote shares of Class B Voting Common Stock held in the Stock Fund in accordance with your directions with respect to your proportionate interest in the shares if your directions are received by us no later than 4:00 p.m., Eastern time, on Tuesday, August 13, 2002. Shares that have not yet been allocated to participants and shares that have been allocated but for which we do not receive timely directions will be voted in the same proportion as the shares for which we have received timely voting directions. Pursuant to the Plan's terms, your voting directions will be kept confidential.



THE BOARD OF DIRECTORS HAS RECOMMENDED A VOTE FOR EACH OF THE PROPOSALS LISTED
ON THE VOTING DIRECTION CARD BELOW.



It is important that your voting rights be exercised at the Special Meeting.
Please complete, sign and date your Voting Direction Card and return it promptly in the enclosed return envelope so that it is received by us no later than 4:00 p.m., Eastern time, on Tuesday, August 13, 2002. You may revoke your Voting
Direction Card by giving written notice to us so that it is received by us no later than 4:00 p.m., Eastern time, on Tuesday, August 13, 2002.


                                         STATE STREET BANK AND TRUST COMPANY,


                                         as Trustee



         PLEASE SIGN, DATE AND MAIL THIS VOTING DIRECTION CARD PROMPTLY


                            IN THE ENVELOPE PROVIDED


                    AFTER DETACHING AT THE PERFORATION BELOW

 ...............................................................................

                          CLASS B VOTING COMMON STOCK

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF ITEM 1, ITEM 2 AND ITEM
3.


1. To adopt the Agreement and Plan of Merger, dated as of June 28, 2002, by and between The Reader's Digest Association, Inc. and RDA Merger Corp., attached as Appendix B to the proxy statement/prospectus and, in the alternative, to approve the amendment to our certificate of incorporation attached as Appendix C-1 to the proxy statement/prospectus and the amendments to Article
   IV of our certificate of incorporation set forth in Appendix C-2 to the proxy statement/prospectus.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

2. To approve the amendment to Article V of our certificate of incorporation
   (providing for a classified board of directors) set forth in Appendices B and C-2 to the proxy statement/prospectus. (Note: To complete the recapitalization transaction, stockholders must also approve this proposal)

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

3. To approve the amendment to our certificate of incorporation adding a new
   Article IX (eliminating action by stockholders by written consent) set forth in Appendices B and C-2 to the proxy statement/prospectus. (Note: To complete the recapitalization transaction, stockholders must also approve this proposal)

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

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
                                                                               The Trustee will vote your proportionate
                                                                               interest in the shares of Class B Voting
                                                                               Common Stock in the Stock Fund as you direct.
                                                                               IF YOU SIGN BELOW, BUT DO NOT GIVE ANY
                                                                               INSTRUCTIONS, THE TRUSTEE WILL VOTE YOUR
                                                                               PROPORTIONATE INTEREST IN THOSE SHARES AS
                                                                               RECOMMENDED BY THE BOARD OF DIRECTORS ON THE
                                                                               PROPOSALS LISTED HEREIN.

Dated: --------------                                                          ------------------------------------------
                                                                               Signature:

           (PLEASE DATE AND SIGN EXACTLY AS NAME IS PRINTED HEREIN.)